Miller Diversified Corporation
                            23360 Weld County Road 35
                             LaSalle, Colorado 80645
            ---------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

            ---------------------------------------------------------


     A Special Meeting of Shareholders of Miller Diversified Corporation (the "Company") will be held at _________________, Mountain Daylight Time, on ________________, 1998, at _____________, for the following purposes:

     1. To consider and vote upon an Agreement and Plan of Exchange under which the Company would acquire, by way of exchange, all of the issued and outstanding common stock of Miller Feed Lots, Inc., for common stock of the Company.

     2. To transact such other business as may properly come before the Special Meeting and any adjournment thereof to the extent that the Company was not aware of the intended presentation of such business on or prior to the date of the proxy statement.

     The Board of Directors has fixed ____________________, 1998, as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment of the meeting. The transfer books of the Company will not be closed, but only shareholders of the Company of record on such date will be entitled to notice of and to vote at the meeting or adjournment.

     Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please sign and date the accompanying proxy and return it promptly in the enclosed envelope. No additional postage is required if the envelope is mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting and will assure that your shares are voted if you are unable to attend.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Stephen R. Story
                                        Secretary

_____________________, 1998
LaSalle, Colorado

                         MILLER DIVERSIFIED CORPORATION
                           23360 Weld County Road #35
                             LaSalle, Colorado 80645



               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                           _____________________, 1998


Proxy Solicitation

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Miller Diversified Corporation, a Nevada corporation (the "Company"), to be voted at a Special Meeting of Shareholders to be held at____________________ , Mountain Daylight Time, on __________________ , ________________________ 1998 at
__________________ , and at any and all adjournments of the meeting. The enclosed materials are first being sent to Shareholders on or about _______________ , 1998.

     The cost of soliciting proxies will be borne by the Company and will consist of printing, postage and handling, including the expenses of brokerage house custodians, nominees and fiduciaries in forwarding documents to beneficial owners. Solicitation may also be made by the Company's office, directors and regular employees personally or by telephone.

     The matters listed below will be considered and acted upon at the meeting:

     1. The adoption and approval of an Agreement and Plan of Merger (the "Plan") under which the Company would, by way of exchange, acquire all of the issued and outstanding shares of common stock of Miller Feed Lots, Inc., a Colorado corporation, for 15,000,000 shares of common stock of the Company.

     2. Such other business as may properly come before the Special Meeting and any adjournment of the meeting to the extent that the Company was not aware of the intended presentation of such business on or prior to the date of this proxy statement.

Voting At The Meeting

     The total number of outstanding shares of the Company's $.0001 par value Common Stock entitled to vote at the meeting, based upon the shares of record as of , 1998 (the "Record Date"), is 6,364,640. As of the Record Date, the only outstanding voting securities of the _______________ Company were shares of Common Stock, each of which is entitled to one vote on each matter to come before the meeting.

     The presence, in person or by properly executed proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote by the holders of a majority of the shares issued and outstanding is required to approve and adopt the Agreement and Plan of Exchange (Item 1).

     Shares of Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. The aggregate number of votes cast by all stockholders present in person or by proxy at the Meeting will be used to determine whether a motion will carry. Accordingly, an abstention from voting on the proposal to approve and adopt the Agreement and Plan of Exchange (Item 1), by a stockholder present in person or by proxy at the Meeting has the same effect as a vote against such item. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will not be treated as shares having voted at the Meeting and, accordingly, will have the same effect as a vote against Item 1.

     Proxies may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised, upon written notice to such effect received by the Secretary of the Company prior to the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy, although proxies may be revoked at the Meeting by written notice delivered to the Secretary, in which case the shares represented thereby may be voted in person. Proxies may also be revoked by the submission of subsequently dated proxies. Shares represented by a valid unrevoked proxy will be voted at the Meeting or any adjournment thereof as specified therein by the person giving the proxy. If no specification is made the shares represented by such proxy will be voted: (i) FOR approval and adoption of the Agreement and Plan of Exchange.

     Stockholders are entitled to appraisal rights in respect of the Agreement and Plan of Exchange. See "Dissenter's Rights."

Conflicts of Interest

     James E. Miller is the President and Chief Executive Officer of the Company. Norman M. Dean is the Chairman of the Board of Directors of the Company. These two individuals also own all of the issued and outstanding common shares of Miller Feed Lots, Inc. ("MFL"). The Company proposes to acquire MFL pursuant to the Agreement and Plan of Exchange. Mr. Miller and Mr. Dean are the beneficial owners of 2,014,492 shares of the Company's Common Stock (31.65% of the Common Stock). The 15,000,000 shares of Common Stock issuable pursuant to the Plan to Mr. Miller and Mr. Dean will represent 70.21% of the Common Stock, and, together with the shares of Common Stock currently beneficially owned by Mr. Miller and Mr. Dean, will represent approximately 79.64% of the outstanding Common Stock of the Company. Given the fact that shareholders of the Company are not entitled to cumulative voting rights with respect to the election of directors, such ownership would vest in Mr. Miller and Mr. Dean the voting power to elect all of the directors of the Company (See "The Plan of Exchange - Background of and Reasons for the Plan" below). On June 19, 1998, the business day prior to the date on which the Agreement was approved by the Board of Directors of the Company, the closing price of the Common Stock was $.11.

     As the Chairman of the Board and Chief Executive Officer of the Company, as well as principal shareholders of the Company, Mr. Dean and Mr. Miller had a conflict of interest in connection with the negotiations between the Company and MFL concerning the Plan. Accordingly, although Mr. Miller and Mr. Dean participated in meetings of the Board of Directors of the Company held to discuss and consider the Plan, at such Board meetings, they abstained from voting on the proposal to approve and adopt the Plan.

     The 2,014,492 shares of Common Stock directly owned by Mr. Miller and Mr. Dean will be counted as present at the Meeting for purposes of determining a quorum. Mr. Dean and Mr. Miller intend to vote the shares owned directly by them at the meeting in favor of the proposal to approve and adopt the Agreement and Plan of Exchange (Item 1).

Dilution of Common Stock
------------------------

     As described in "Conflicts of Interest" above, Mr. James E. Miller and Mr. Norman M. Dean, either directly or indirectly, own 31.65% of the Company's Common Stock. The 15,000,000 shares of Common Stock issuable upon consummation of the Plan of Exchange will represent, when issued, 70.21% of the Common Stock of the Company issued and outstanding. Together with the shares of Common Stock beneficially owned by Mr. Miller and Mr. Dean, such individuals, after completion of the Plan of Exchange, would own approximately 17,014,492 shares of Common Stock, or 79.64% of the Common Stock.

     The following table sets forth as of the Record Date information regarding the beneficial ownership of the Common Stock and the potential dilution to existing shareholders in connection with the Plan of Exchange.

                                                     Shares        Percentage
                        Shares      Percentage     Beneficially    Total After
                     Beneficially      of           Owned After      Plan of
                        Owned         Total      Plan of Exchange    Exchange
                        -----         -----      ----------------    --------


James E. Miller        994,706(1)     15.63%        8,494,706         39.76%
Norman M. Dean       1,019,786(2)     16.02%        8,519,783         39.88%
All other
 shareholders        4,350,148        68.35%        4,350,148         20.36%

(1)  Includes 45,906 shares owned by Mr. Miller's wife.

(2)  Includes 45,905 shares owned by Mr. Dean's wife.


                              THE PLAN OF EXCHANGE
                                    (Item 1)

General
-------

     To the extent that the following discussion describes the Exchange Agreement and Plan of Exchange, it is qualified by the more detailed information appearing in this Proxy Statement under the caption "The Exchange Agreement and Plan of Exchange" and in the Exchange Agreement and Plan of Exchange attached as Annex I and Annex II to this Proxy Statement, respectively, and which constitutes part hereof.

     At the meeting, the only item stockholders will be asked to consider and vote upon is a proposal to approve and adopt the Exchange Agreement and Plan of Exchange (the "Plan"), dated June 22 1998, copies of which are attached hereto as Annex I and Annex II and which constitutes a part hereof.

     The Plan provides, among other things, that on or before July 31, 1998, subject to shareholder approval, the Company will issue 15,000,000 shares of its Common Stock to the two shareholders of MFL in exchange for all of the issued and outstanding common stock of MFL. The parties subsequently agreed to extend this termination date to October 31, 1998. Thereafter, MFL would be operated as a wholly owned subsidiary of the Company. The two shareholders of MFL are James
E. Miller and Norman M. Dean, who are the President and Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company, respectively. See "Conflicts of Interest." Upon completion of the Plan, Mr. Miller and Mr. Dean together would own 17,014,492 or approximately 79.64% of the Common Stock outstanding. The exchange rate of 14,763.78 shares of Common Stock for each share of common stock of MFL was a negotiated exchange rate between the Company and MFL. The closing price of the Common Stock, as quoted on the OTC Bulletinboard on July 2, 1998 was $.11. The closing price on August , 1998, three business days prior to the first mailing of this Proxy Statement, was $ .

Miller Feed Lots, Inc.
----------------------

Feedlot Operations
------------------

     Miller Feed Lots, Inc. ("MFL"), a Colorado corporation, was incorporated in April 1966. MFL owns a 20,000 head feedlot in LaSalle, Weld County, Colorado that is currently being leased to the Company under a long term lease. The feedlot facility includes approximately 165 acres. The following assets are also included as part of the feedlot operations owned by MFL:

     *    Fences, feed tanks and waterers that comprise the "pens"
     *    Small office building with truck scale
     * Mill facility for mixing ingredients into rations, which includes the mill building, hopper (clam) and scale, storage tanks, overhead bins, grain rollers, conveyor boxes, 3 8,000 bushel grain storage tanks, 2 1,000 bushel supplement storage tanks and 2 liquid supplement storage tanks and associated delivery systems.
     *    Loading/unloading chute with holding pens and ground scale
     *    Employee break room/storage building
     *    Cattle processing area with squeeze chute and crowding pens
     *    3 bay shop building for maintenance of MFL equipment
     * Hospital area with enclosed working area with crowding alley and squeeze chute for treating and segregating sick cattle
     *    Storage shed for MFL's trucks and loaders
     *    Separate storage shed for MFL's semi-tractors
     *    Wash building and associated equipment for maintaining MFL equipment
     *    Dirt roads and alleys for the movement of equipment and livestock
     * 3 water wells which are used primarily for irrigation and dust control. Water for consumption by livestock is purchased from a local water company due to high nitrate levels in the water from the MFL water

     MFL also owns numerous pieces of equipment that are necessary for the feedlot operations. MFL owns 3 semi-tractors and 8 trailers which are used for transporting grain, feed supplements and livestock. MFL provides trucking services for the Company, the feedlot customers of the Company and other outside parties. MFL derives 25-30% of its gross revenues from its trucking operations. MFL also owns a house and adjacent horse corrals and outbuildings that are located approximately 3 miles from the main feedlot facility. An employee of the Company lives in the house and the Company pays a month rental of $750 to MFL.

Subsidiary Operations
---------------------

D and M Feeders, Inc., a Colorado corporation, is a wholly owned subsidiary of MFL. It has been used in the past by MFL as its cattle feeding enterprise and for speculative commodity trading. It currently is not active in either cattle feeding or commodity trading.


LaSalle Commodity and Cattle Services Co., ("LaSalle") a Colorado corporation, is a wholly owned subsidiary of MFL. It performs commodity trading services for commercial clients under the rules of the National Futures Association and the Commodity Futures Traders Association. Its business is regulated by the Commodity Futures Trading Commission and, to the extent it executes commodity trades, may come under the jurisdiction of the Chicago Board of Trade on grain transactions and the Chicago Mercantile Exchange on livestock transactions. LaSalle provides hedging assistance and expertise for feedlot customers of the Company as well as outside agriculture based clients. In the past, LaSalle has also provided cattle buying and selling services to outside parties, but currently does not have the personnel to provide such services. LaSalle's offices are located in LaSalle, Colorado. LaSalle is an introducing broker for RB&H Financial Services.

Miller Trading Co., a Colorado corporation, provides retail commodity trading services. It is regulated by the same entities that regulate LaSalle and it is also an introducing broker for RB&H Financial Services. It provides assistance and expertise in speculative commodity trading to a variety of retail customers nationwide and in Canada. Its offices are also located in LaSalle, Colorado.

Background Of And Reasons For The Plan
--------------------------------------

     For several years, the management of the Company has sought, thus far unsuccessfully, to expand the business of the Company, to increase its profitability and to enhance shareholder value. However, management has increasingly become aware that its efforts to expand the business of the Company have been hampered by a lack of assets and volume that, if acquired, could enhance the Company's ability to expand and also make future acquisitions more attractive. In addition, the Company has had a long standing and intertwined relationship with MFL, which owns many of the hard assets that the Company uses in its operations. Both enterprises have common management in James E. Miller, Norman M. Dean and Stephen R. Story. Management now believes that future growth and the ability to attract a wide variety of potential business combinations and opportunities would be enhanced if all of the business activities and assets of the two entities would be folded under the Company's publically owned umbrella.

     Management has identified several specific advantages to combining the operations of the Company and MFL. First and foremost, the Company is currently paying a minimum of $129,000 per year to MFL for use of the feedlot facilities owned by MFL. These payments are made under a long-term lease that does not expire until February 1, 2016. In addition, the Company makes equipment lease payments of $96,000 per year and payments involving commodity trading operations of $20,000 per year. Approval of the Plan by the shareholders and the subsequent operation of MFL as a wholly owned subsidiary of the Company would eliminate this outflow of cash that could otherwise be utilized by the Company to expand its operations. However, this reduction in outgoing cash flow would be offset somewhat by the fact that the Company would become responsible for MFL's operating expenses. The resulting additional income and reduced expenses would provide the Company with the means to better utilize its net tax operating loss carry forward. Management also believes that the elimination of "duel control" of the feedlot facilities will eliminate a major stumbling block with creditors and eliminate confusion. In addition, financial reporting will be simplified since related party disclosure and analysis including the Company and MFL will be eliminated. Another important factor, in management's opinion, would be the elimination of the possible appearance of any conflict of interest between the Company and MFL relating to the actions of directors common to the board of directors of both companies. Finally, management believes that the acquisition of MFL would expand and diversify the Company's business and operations.

Lack of Fairness Opinion
------------------------

     Because of the expense involved, the Board of Directors has not obtained an opinion from any investment banking or other similar firm as to the fairness, from a financial point of view, of the proposed exchange to the shareholders of the Company. However, as part of the valuation and due diligence process, the Company obtained an appraisal on MFL as a going concern from Gary Wieck, C.P.A. Mr. Wieck has been President of Countryman Associates, P.C. of Grand Island, Nebraska since 1981. Mr. Wieck specializes in the valuation and appraisal of feedlot operations. He has been a Certified Public Accountant since 1967 and a Certified Valuation Analyst since 1995. He is past president of the Nebraska Society of CPA's, past member of the Council of the American Institute of CPA's and past Chairman of the Board of Accounting Firms Associated. He provides services in business planning, tax preparation and planning, business valuation and litigation support. He received a BA degree from Hastings College in 1963 and an MBA degree from the University of Nebraska - Kearney in 1982. He has no affiliation or material relationship with the Company, MFL or Mr. Dean or Mr. Miller nor has he had such an affiliation or material relationship within the past two years. He was chosen because of his long standing expertise in feedlot operations and his professional reputation. In conducting the valuation, he considered various factors enumerated in IRS Revenue Ruling 59-60 for the valuation of a closely held business interest. These factors include:

     *    The nature of the business and its history from its inception;
     * The economic outlook in general and the condition outlook of the specific industry in particular;
     * The book value of the stock and the financial condition of the business;
     *    The earning capacity of the company;
     *    The dividend-paying capacity;
     *    Whether the enterprise has goodwill or other intangible value;
     *    Sales of the stock and the size of the block of stock to be valued;
     * The market value of stock corporations engaged in a manner or similar line of business having their stocks actively traded in a free and open market, either on an exchange or over-the-counter.

     Mr. Wieck also reviewed, analyzed and interpreted a variety of external and internal factors which might influence the fair value of MFL. Internal factors included MFL's financial position, results of operations and the size and marketability of the interest being valued. External factors included, among other things, the status of the cattle feeding industry and the position of MFL relative to the industry.

     Based upon the various factors analyzed in the appraisal by Mr. Wieck, he arrived at a fair value for MFL of $1,549,172. Shareholders are cautioned that while Mr. Wieck is an experienced and certified appraiser who is familiar with cattle feeding operations in general and the operations of MFL in particular, other, more knowledgeable or sophisticated appraisers might arrive at a different and perhaps lower estimate of the fair value of MFL. The Company determined that 15,000,000 shares of Common Stock was an appropriate number of shares to issue to acquire MFL. This determination was based, in large part, upon the appraisal of Mr. Wieck. The complete appraisal of Mr. Wieck is available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested shareholder or his representative who has been so designated in writing. A copy of such appraisal will also be transmitted by the Company to any interested shareholder or his representative who has been so designated in writing upon written request and at the expense of the requesting shareholder.

Board Recommendation
--------------------

     The Board recommends that the stockholders vote for approval and adoption of the Plan as the Board believes the proposed acquisition of MFL is in the best interests of the Company and its public shareholders. The Board (certain members of which [Mr. James E. Miller and Mr. Norman M. Dean] are subject to certain conflicts of interest with respect to the proposal to acquire MFL [see "Conflicts of Interest"]) considered the following material factors in making its recommendation, all of which were deemed relevant to such recommendations as they bear on the ability of the Company's stockholders to determine the effect of approval of the Plan on their investment:

     (i) Elimination of long-term lease payments. The Company is currently paying to MFL lease payments in the minimum annual amount of $129,000 for use of the feedlot. This lease obligation does not expire until February 1, 2016. In addition, the Company makes equipment lease and rental payments to MFL of $96,000 per year, as well as certain other payments to MFL which, when combined with the above described feedlot lease and equipment lease payments, total approximately $245,000 per year. Although the Company would become responsible for the payment of MFL's operating expenses, the acquisition of MFL would significantly reduce this outflow of funds and allow the Company to use the resulting savings of cash for more productive and growth oriented purposes.

     (ii) Elimination of related party transactions and conflicts of interest. The Company, as tenant and MFL as landlord, are both managed by the same management team. This relationship necessarily involves conflicts of interest, particularly for James E. Miller as President and Chief Executive Officer of the Company and Norman M. Dean as Chairman of the Board of Directors. See "Conflicts of Interest." The acquisition of MFL by the Company would significantly reduce actual or potential conflicts of interest and allow Mr. Miller and Mr. Dean to devote all of their efforts on behalf of the Company, rather then splitting their efforts between the Company & MFL.

     (iii) Expand the size and scope of the Company's business. The Company, by acquiring MFL and its subsidiaries, would significantly expand its asset base and diversify its business. Management believes the resulting increased size of the Company would make it easier to grow the Company and put the Company in the position to entertain more attractive business opportunities.

     (iv) Other considerations. The Board also considered the following factors:
(a) the current business, property and prospects of the Company and its subsidiaries, the financial and operation condition of the Company and its subsidiaries and the long term strategy of the Company; (b) exchange rate of the Company's Common Stock in light of the market price of the Common Stock (taking into consideration with respect thereto the restrictions on public sale placed upon Common Shares to be issued by Mr. Miller and Mr. Dean upon consummation of the Plan); (c) the terms of the Exchange Agreement and Plan of Exchange; and (d) the effects of the Plan as described above.

     To support its recommendations that the stockholders vote FOR approval and adoption of the Exchange Agreement and Plan, the Board relied upon the factors described above.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements give effect to the acquisition by the Company of all of the outstanding shares of MFL stock pursuant to the Exchange Agreement and Plan of Exchange and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical consolidated financial statements. The pro forma financial data is provided for comparative purposes only and does not purport to be indicative of the results which actually would have been obtained if the exchange had been effected on the date indicated or of those results which may be obtained in the future.

     The pro forma financial information is based on the pooling of interests method of accounting for the proposed exchange. The pro forma adjustments are described in the accompanying Note to Unaudited Pro Forma Combined Financial Statements. The unaudited pro forma combined income statements assume that the acquisition of MFL had occurred on September 1, 1996 (combining the results for the year ended August 31, 1997 for the Company and MFL, and the nine months ended May 31, 1998, for the Company and MFL).




MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
AND MILLER FEED LOTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

---------------------------------------------------------------------------------------------------------------------
                                                           Historical                         Pro Forma
                                                  ----------------------------       --------------------------------
                                                    Miller           Miller
                                                 Diversified          Feed
                                                 Corporation       Lots, Inc.
May 31, 1998                                     Consolidated     Consolidated       Adjustments           Combined
---------------------------------------------------------------------------------------------------------------------

ASSETS
------

Current Assets:
  Cash                                            $    68,009      $    29,491       $      --            $    97,500
  Trade accounts receivable                           886,939           43,813              --                930,752
  Receivable from officers/directors                     --            274,442              --                274,442
  Accounts receivable - related parties                80,470             --             (80,470)(C)             --
  Current portion of note receivable                   50,000             --                --                 50,000
  Income tax refunds receivable                          --             24,545              --                 24,545
  Inventories                                       1,230,730             --                --              1,230,730
  Prepaid expenses                                     14,325            4,238              --                 18,563
---------------------------------------------------------------------------------------------------------------------

    Total Current Assets                            2,330,473          376,529           (80,470)           2,626,532
---------------------------------------------------------------------------------------------------------------------

Property and Equipment:
  Land                                                   --             56,924              --                 56,924
  Buildings and improvements                             --            243,137              --                243,137
  Feedlot facilities under capital lease -
    related party                                   1,497,840             --          (1,497,840)(C)

  Equipment                                            77,454          672,168              --                749,622
  Equipment under capital lease                          --              4,547              --                  4,547
  Equipment under capital lease - related party        30,649             --             (30,649)(C)

  Leasehold improvements                               92,335             --                --                 92,335
                                                  -------------------------------------------------------------------
                                                    1,698,278          976,776        (1,528,489)           1,146,565
  Less:  Accumulated depreciation and
         amortization                                 559,248          505,080          (457,371)(C)          606,957
---------------------------------------------------------------------------------------------------------------------

    Total Property and Equipment                    1,139,030          471,696        (1,071,118)             539,608
---------------------------------------------------------------------------------------------------------------------

Other Assets:
  Net investment in sales type leases                    --             14,572           (14,572)(C)             --
  Securities available for sale                        16,382             --                --                 16,382
  Other investments                                   118,418           82,566              --                200,984
  Notes receivable:
    Miscellaneous                                      15,000           12,000              --                 27,000
    Related party                                     300,000             --            (300,000)(C)             --
  Deferred income taxes                               176,962           51,016              --                227,978
  Deposits and other                                   15,886           17,511           (17,112)(C)           16,285
---------------------------------------------------------------------------------------------------------------------

    Total Other Assets                                642,648          177,665          (331,684)             488,629
---------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                      $ 4,112,151      $ 1,025,890       $(1,483,272)         $ 3,654,769
=====================================================================================================================


Continued on next page.


                                       11



MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
AND MILLER FEED LOTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

----------------------------------------------------------------------------------------------------------------------
                                                        Historical                             Pro Forma
                                               -----------------------------       -----------------------------------
                                                  Miller          Miller
                                               Diversified         Feed
                                               Corporation       Lots, Inc.
May 31, 1998                                   Consolidated     Consolidated       Adjustments              Combined
----------------------------------------------------------------------------------------------------------------------

LIABILITIES
-----------

Current Liabilities:
  Bank overdraft                               $     2,757       $      --         $      --               $     2,757
  Notes payable                                    474,024            40,481              --                   514,505
  Notes payable - officers/directors                  --              13,000              --                    13,000
  Trade accounts payable                           604,551            20,315              --                   624,866
  Accounts payable - related parties                  --              80,470           (80,470)(C)                --
  Accrued expenses                                  28,432            14,029              --                    42,461
  Income taxes payable                               6,195              --                --                     6,195
  Customer advance feed contracts                   52,906              --                --                    52,906
  Current portion:
    Capital lease obligations - related party       24,284              --             (24,284)(C)                --
    Notes payable                                     --             158,906              --                   158,906
----------------------------------------------------------------------------------------------------------------------

      Total Current Liabilities                  1,193,149           327,201          (104,754)              1,415,596

Long-Term Notes Payable                               --             498,072              --                   498,072

Long-Term Notes Payable - related party               --             300,000          (300,000)(C)                --

Capital Lease Obligations - related party          993,565              --            (993,565)(C)                --
----------------------------------------------------------------------------------------------------------------------

  Total Liabilities                              2,186,714         1,125,273        (1,398,319)              1,913,668
----------------------------------------------------------------------------------------------------------------------

Commitments
----------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
--------------------

Preferred Stock                                       --                --                --                      --
Common Stock                                           636           101,600          (100,100)(A)               2,136
Additional Paid-In Capital                       1,351,693            11,860          (112,743)(A)(B)        1,250,810
Unrealized Loss - Securities Available
  for Sale                                          (3,718)             --                --                    (3,718)
Retained Earnings                                  576,826          (212,843)          127,890(B)(C)           491,873
----------------------------------------------------------------------------------------------------------------------

    Total Stockholders' Equity                   1,925,437           (99,383)          (84,953)              1,741,101
----------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                         $ 4,112,151       $ 1,025,890       $(1,483,272)            $ 3,654,769
======================================================================================================================


See Accompanying Note to Unaudited
Pro Forma Combined Financial Statements.


                                       12




MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
AND MILLER FEED LOTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

------------------------------------------------------------------------------------------------------------------
                                                       Historical                            Pro Forma
                                             ------------------------------       --------------------------------
                                                Miller           Miller
                                             Diversified          Feed
For the Nine Months                          Corporation       Lots, Inc.
Ended May 31, 1998                           Consolidated      Consolidated       Adjustments            Combined
-------------------------------------------------------------------------------------------------------------------

Revenue:
  Feed and other sales                       $ 7,417,840       $      --          $      --             $ 7,417,840
  Feedlot services                             1,235,426              --                 --               1,235,426
  Freight services income                           --             247,255               --                 247,255
  Rent and lease income                             --             188,309           (188,309)(C)              --
  Commodity sales commissions                       --             351,943               --                 351,943
  Interest income                                 21,775               847               --                  22,622
  Interest income - related party                 19,750              --              (19,750)(C)              --
  Other                                           24,742              --               (1,350)(C)            23,392
-------------------------------------------------------------------------------------------------------------------

    Total Revenue                              8,719,533           788,354           (209,409)            9,298,478
-------------------------------------------------------------------------------------------------------------------

Costs and Expenses:
  Cost of:
    Feed and other sales                       6,844,964              --                 --               6,844,964
    Feedlot services                           1,091,950              --             (140,573)(C)           951,377
    Freight services                                --             176,442               --                 176,442
    Rent and lease income                           --              62,012               --                  62,012
  Speculative trading losses                        --              44,080               --                  44,080
  Selling, general, and administrative           649,746           453,227             (2,311)(C)         1,100,662
  Interest                                        17,688            57,064               --                  74,752
  Interest - related party                        85,064            19,750           (104,814)(C)              --
-------------------------------------------------------------------------------------------------------------------

    Total Costs and Expenses                   8,689,412           812,575           (247,698)            9,254,289
-------------------------------------------------------------------------------------------------------------------

Earnings Before Taxes                             30,121           (24,221)            38,289                44,189

Income Tax Expense (Benefit)                       6,195           (15,286)              --                  (9,091)
-------------------------------------------------------------------------------------------------------------------

NET EARNINGS                                 $    23,926       $    (8,935)       $    38,289           $    53,280
===================================================================================================================


See Accompanying Note to Unaudited
Pro Forma Combined Financial Statement.


                                       13



MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
AND MILLER FEED LOTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

---------------------------------------------------------------------------------------------------------------------

                                                        Historical                             Pro Forma
                                            --------------------------------       ----------------------------------
                                               Miller            Miller
                                            Diversified           Feed
For the Year Ended                          Corporation         Lots, Inc.
August 31, 1997                             Consolidated       Consolidated        Adjustments             Combined
----------------------------------------------------------------------------------------------------------------------

Revenue:
  Feed and other sales                      $  9,215,851        $       --         $       --             $  9,215,851
  Feedlot services                             2,040,105                --                 --                2,040,105
  Freight services income                           --               314,548               --                  314,548
  Rent and lease income                             --               219,276           (219,276)(C)               --
  Speculative trading gains                         --                24,004               --                   24,004
  Commodity sales commissions                       --               555,757               --                  555,757
  Interest income                                 23,561                --                 --                   23,561
  Interest income - related party                 18,000                --              (18,000)(C)               --
  Other                                           80,052                --               (1,800)(C)             78,252
----------------------------------------------------------------------------------------------------------------------

    Total Revenue                             11,377,569           1,113,585           (239,076)            12,252,078
----------------------------------------------------------------------------------------------------------------------

Costs and Expenses:
  Cost of:
    Feed and other sales                       8,483,551                --                 --                8,483,551
    Feedlot services                           1,844,037                --             (179,840)(C)          1,664,197
    Freight services                                --               252,371               --                  252,371
    Rent and lease income                           --                59,853               --                   59,853
  Selling, general, and administrative           704,296             626,857            (10,342)(C)          1,320,811
  Loss of sale of land and water rights          178,452                --                 --                  178,452
  Interest                                        12,146              96,754               --                  108,900
  Interest - related party                       117,130              18,000           (135,130)(C)               --
----------------------------------------------------------------------------------------------------------------------

    Total Costs and Expenses                  11,339,612           1,053,835           (325,312)            12,068,135
----------------------------------------------------------------------------------------------------------------------

Earnings Before Taxes                             37,957              59,750             86,236                183,943

Income Tax Expense (Benefit)                    (141,284)             24,018               --                 (117,266)
----------------------------------------------------------------------------------------------------------------------

NET EARNINGS                                $    179,241        $     35,732       $     86,236           $    301,209
======================================================================================================================

See Accompanying Note to Unaudited
Pro Forma Combined Financial Statement.


                                       14

NOTE TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS

     The following note is included to assist the reader in understanding the adjustment needed to illustrate the business combination of the Company and MFL.

(a) To record issuance of 15,000,000 of the Company's Common Stock to acquire all outstanding shares of MFL.

(b)  To eliminate MFL retained earnings.

(c)  To eliminate intercompany transactions.

                   THE EXCHANGE AGREEMENT AND PLAN OF EXCHANGE

     The following description of the Exchange Agreement and Plan of Exchange is qualified in its entirety by reference to the full text of these documents, copies of which are attached as Annex I and Annex II, respectively, to this Proxy Statement and constitute a part hereof.


Summary of the Agreement
------------------------

     Upon consummation of the Exchange, 14,763.78 shares of the Company's common stock will be issued in exchange for each share of MFL common stock currently outstanding. In the aggregate, 15,000,000 shares of the Company's common stock will be issued in exchange for the 1,016 shares of MFL common stock issued and outstanding. The exchange ratio of the common stock was based upon several factors, including the net asset value of MFL, its value as a going concern, the fair market value of MFL assets as determined by appraisal and the market price of the Company's common stock. The Boards of Directors of the Company and MFL mutually determined the exchange ratio, although both boards, for the most part, are made up of the same individuals. See "Conflicts of Interest."


     Until surrendered, all certificates representing ownership of MFL common stock will be deemed to be exchanged and the holders thereof will be entitled only to the shares of the Company common stock for which they have been exchanged. Mr. James Miller and Mr. Norman Dean are the only two shareholders of MFL. By executing the Exchange Agreement, they specifically agreed to the transaction contemplated therein and will not invoke their dissenter's rights, whether as shareholders of MFL or the Company.

     If adopted by the requisite stockholder's vote of the Company and unless terminated as provided in the Exchange Agreement, the Exchange will become effective when a certificate of exchange is issued by the Secretary of the State of Colorado.

     The Exchange Agreement contains representations of the Company and MFL. These include, among others, representations concerning the financial condition of MFL and the accuracy of its financial statements, representations and warranties with respect to information contained in their Proxy Statement and the corporate power of the Company and MFL to enter into the Exchange Agreement and perform their obligations thereunder.

     The Company and MFL have agreed that prior to consummation of the Exchange, each will continue to conduct their respective businesses in conformity with established industry practice in a diligent manner.

     The Exchange Agreement provides that it will terminate automatically if the Effective Time does not occur by October 31, 1998, unless otherwise extended by mutual agreement pending a shareholder vote by the Company's shareholders. The Company may terminate the Exchange Agreement if holders of more than 10% of the Company's issued and outstanding common stock of the Company give notice of their intention to demand payment for their shares. See "Dissenter's Rights." If any condition precedent, as set forth in the Exchange Agreement, to the obligation of either the Company or MFL is not met by October 31, 1998, that party may terminate the Exchange Agreement or waive the condition. The conditions precedent include the requirements that all representations and warranties set forth in the Exchange Agreement shall be true and correct in all material respects as of the Effective Time and that the covenants and actions of each party required to be fulfilled before that date have been fulfilled.

Dissenter's Rights
------------------

     Stockholders of the Company's Common Stock have a right to dissent and obtain payment in cash for their shares by complying with the terms of Sections
78.491 to 78.494 of the Nevada General Corporation Law. Such sections are each reprinted in their entirety as Annex III to this Proxy Statement. A person who desires to dissent and who has a beneficial interest in shares of the Company's Common Stock that are held of record in the name of another person, such as a broker or nominee, should act promptly to cause the record holder timely and properly to follow those steps summarized below to perfect whatever right to payment such beneficial owner may have. Alternatively, a beneficial owner of shares of the Company's Common Stock may assert his or her own right to dissent and obtain payment with respect to shares held on his or her behalf by submitting a written consent of the record holder to the Company prior to assertion of such right and by then following the steps summarized below to perfect whatever right to payment such beneficial owner may have.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO THE RIGHT TO DISSENT AND OBTAIN PAYMENT AND IS QUALIFIED IN ITS ENTIRETY BY ANNEX III. THIS DISCUSSION AND ANNEX III SHOULD BE REVIEWED CAREFULLY BY ANY STOCKHOLDER WHO WISHES TO EXERCISE THE STATUTORY RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH WILL RESULT IN THE LOSS OF SUCH RIGHT.

     Pursuant to Sections 78.481 and 78.482 of the Nevada General Corporation Law, holders of the Company's Common Stock may obtain payment for their shares if such holders do not approve the Exchange. The Exchange Agreement provides that it may be terminated by the Company if holders of more than 10% of the Company's Common Stock have acted to perfect such right to obtain payment. In order to perfect the right to obtain payment for shares, a stockholder must satisfy each of the conditions of Sections 78.491 and 78.494 of the Nevada General Corporation Law as summarized below.

     First, prior to the vote on the Plan of Merger, a stockholder who desires to dissent and obtain payment for shares must file with the Company a written notice of intention to demand payment (the "Notice of Intention") if the proposed action is effectuated for the stockholder's shares of the Company's Common Stock. (It is recommended that the Notice of Intention be addressed to Stephen R. Story, Secretary, Miller Diversified Corporation, 23360 Weld County Rd. 35, P.O. Box 937, LaSalle, Colorado 80645.) In addition, such stockholder must not vote in favor of or otherwise consent to adoption of the Plan of Exchange (a failure to vote will satisfy the condition that the stockholder not vote in favor of the adoption of the Plan of Exchange.) Voting in favor of the Plan of Exchange, delivering a signed unmarked proxy or delivering a proxy in favor of the Plan of Exchange will constitute a waiver of the stockholder's right to obtain payment and will nullify any previous Notice of Intention submitted by the stockholder.

     If the proposed Plan of Exchange is approved by the shareholders of the Company at the meeting called for that purpose, the Company shall deliver a written dissenter's notice to all stockholders who sent written notice to the Company of intent to demand payment as above described. The dissenter's notice will be sent within 10 days of the shareholder meeting approving the Plan of Exchange and will state where the demand for payment must be sent and where and when the Company's stock certificates must be deposited. Such notice will also include a form for demanding payment that includes that date of the first announcement to the news media or to the stockholders of the Company of the terms of the Plan of Exchange and requiring that the shareholder asserting dissenter's rights certify whether or not he or she acquired beneficial ownership of the Company's shares prior to such date. Finally, the dissenter's notice shall set a date by which the Company must receive the demand for payment, which shall be not less than 30 or more than 60 days after the date the notice is delivered.

     A stockholder who receives a dissenter's notice must (1) demand payment of the Company; (2) certify whether he or she acquired beneficial ownership of the Company's shares before the date required to be set forth in the dissenter's notice for this certification; and (3) deposit his or her stock certificate in accordance with the terms of the notice. The dissenting stockholder who demands payment and deposits his or her certificate retains all other rights as a shareholder of the Company until the rights are canceled or modified by the Plan of Exchange. Stockholders who do not comply with the above stated requirements are not entitled to payment for their shares.

     Within 30 days after the Demand for Payment or upon the Effective Time of the Exchange, whichever is later, the Company shall pay to the dissenting stockholder the Fair Cash Value of his or her shares as of the day before the stockholder vote on the Exchange exclusive of any element of value arising from the expectation or accomplishment of the Exchange. The term "Fair Cash Value" means the intrinsic value of the dissenting stockholder's interest determined from the assets and liabilities of the Company considered in the light of every factor bearing on value.

     If there is a dispute between the Company and the dissenting shareholder as to the Fair Cash Value of the dissenting shareholder's stock, Nevada statutes provide that the Company shall commence a judicial proceeding within 60 days after receiving the demand from the dissenting shareholder to petition the Court to determine the fair value of the shares and accrued interest. Failure of the Company to commence such a proceeding within 60 days shall result in the Company paying the amount demanded. In such event the dissenting shareholder shall be deemed to be a judgment creditor to the Company for the amount demanded. See Annex III.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with MFL
---------------------

     The Company is affiliated  through partial common ownership with MFL. James
E. Miller, a Director and President of the Company, and Norman M. Dean, a Director and Chairman of the Board of Directors of the Company, together beneficially own 31.6% of the Company's stock. Together, Mr. Dean and Mr. Miller own all of the outstanding stock of MFL. The Company leases its feedlot facilities and most of its equipment, rents some equipment on a month to month basis and purchases some of its transportation services from MFL. Mr. Miller manages the operations of MFL as well as the feedlot operations of the Company.

     On February 1, 1991, the Company executed a 25-year capital lease of its facilities (see Part I, Item 2, Properties) from MFL. As they negotiated for a long-term lease, the Company's Board of Directors undertook considerable analyses and comparisons to insure the lease was consistent with the Company's objectives and that the terms were fair and reasonable. The lease was unanimously approved by the Board of Directors, including all disinterested directors. From February 1, 1987 through January 31, 1991, the Company leased the Facilities from MFL under a short-term operating lease, and amendments and extensions thereof. The monthly rent under the short-term operating leases was the same as it was under the long-term lease, and the Company was responsible for the same property expenses as under the new long-term lease. Effective August 1, 1992, the Company amended its lease with MFL to lease only one of the two feedlots initially leased. The feedlot being leased after the amendment has a capacity of 20,000 head of cattle. As a result of the amendment, the Company reduced its capital lease asset, net of accumulated amortization, and its long-term capital lease obligation by $629,421. The Company has continued to lease one feedlot for the remainder of the 25-year lease term at the same rent of 2 1/34 per head per day, but with a minimum of $10,750 and maximum of $13,300 per month. The Company has an option to purchase the feedlot it leases for $1,300,000.

     The above-described transactions were entered into on terms the Company believes were at least as favorable as would have been available from unaffiliated third parties.

     On May 31, 1993 the Company loaned $250,000 to MFL pursuant to a note that matured May 31, 1998. The note was unsecured and bore interest at 6% per annum, payable monthly. MFL used the proceeds from the loan to acquire feeder cattle to place in the Company's feedlot. The note was subordinated to MFL's mortgagor. This note was paid in full in January, 1998. On May 31, 1997 the Company loaned an additional $300,000 to MFL pursuant to a note that matures May 31, 2002. The note is unsecured and bears interest at 6% per annum, payable monthly. MFL used the proceeds from the loan to acquire additional feeder cattle to place in the Company's feedlot. The note is subordinated to MFL's mortgagor. $50,000 of this note was also paid in January, 1998.

                  BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

     The table set forth below shows, as of the Record Date, the shares of Common Stock beneficially owned by each director of the Company, by all directors and officers of the Company as a group, and by each person who was known to the Company to own beneficially more than five percent of the Common Stock.

                                       Amount and Nature              Percent
Name of Beneficial Owner            of Beneficial Ownership         of Class(1)
------------------------            -----------------------         -----------

James E. Miller                            994,706(2)                 15.63%
23402 Weld County Road #35
LaSalle, CO 80645

Norman M. Dean                           1,019,786(3)                 16.02%
P.O. Box 1406
Greeley, CO 80631

Alan D. Gorden                                -0-                         0%
4570 Old Ranch Road
Colorado Springs, CO 80908

Stephen R. Story                             1,810                     0.03%
2322 45th Avenue
Greeley, CO 80634

All Directors and Executive
Officers as a Group (4 persons)          2,016,302                    31.68%

----------

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)  Includes 45,906 shares owned by Mr. Miller's wife.

(3)  Includes 45,905 shares owned by Mr. Dean's wife.

                     MARKET INFORMATION AND RELATED MATTERS

     The Company's Common Stock is listed on the OTC Electronic Bulletin Board under the symbol MILR. The following table sets forth the high and low bid prices for the Common Stock as reported by the National Quotation Bureau, LLC for the quarters indicated.

1996                                                   High             Low
                                                       ----             ---
     First Quarter..........................           $.05             $.02
     Second Quarter.........................            .04              .02
     Third Quarter..........................            .10              .02
     Fourth Quarter.........................            .10              .05

1997
     First Quarter..........................            .1875            .09
     Second Quarter.........................            .20              .13
     Third Quarter..........................            .15              .12
     Fourth Quarter.........................            .12              .11

1998
     First Quarter..........................            .12              .09
     Second Quarter.........................            .10              .10
     Third Quarter..........................            .11              .10

     On the Record Date, there were approximately 1475 record owners of Common Stock. The reported high bid, low bid and last sales price of the Common Stock on July 2, 1998, the day prior to the public announcement of the proposed Transaction, was .11 per share. The reported closing sale price on August ____ , 1998, three business days prior to the first mailing of this Proxy Statement, was ____ per share.

     The Company has not paid any dividends on its Common Stock since organization, and it is not contemplated that it will pay any dividends on the Common Stock in the foreseeable future. No leasing, financing, or similar arrangements to which the Company is a party preclude or limit in any manner the payment of any dividend.





                             EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

     The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company for the three year period ended August 31, 1997. There were no other executive officers of the Company whose salary and bonuses for the year ended August 31, 1997 exceeded $100,000.

                                            SUMMARY COMPENSATION TABLE

                                   Annual Compensation                 Long-Term Compensation
                                  ---------------------    -----------------------------------------------
                                                                               Awards             Payouts
                                                                        ---------------------    ---------
   (a)                   (b)         (c)          (d)         (e)         (f)          (g)          (h)         (i)
                                                             Other
                                                           Restricted                              Other        All
Name and              Year Ended                 Annual      Compen-     Stock       Options/      LTIP       Compen-
Principal Position    August 31    Salary($)    Bonus($)    sation($)   Awards($)     SARs(#)    Payouts($)   sation($)
------------------    ---------    ---------    --------    ---------   ---------     -------    ----------   ---------
James E. Miller         1997        $72,000     $  -        $   -       $  -        -(300,000)    $  -         $   -
Chief Executive         1996         72,000      10,000         -          -          300,000        -             -
 Officer
                        1995         72,000        -            -          -             -           -             -


                                       21

     In January 1997, the Board of Directors rescinded the following options, which had been granted in the year ended August 31, 1996:

     James E. Miller           300,000 shares of common stock at .0605/share
     Norman M. Dean            300,000 shares of common stock at .0605/share
     Alan D. Gorden            100,000 shares of common stock at .0605/share

     The Board rescinded the options when it was discovered that the stock option plan under which they had been granted had expired.

--------------------------------------------------------------------------------
                OPTIONS/SAR GRANTS IN YEAR ENDED AUGUST 31, 1997
--------------------------------------------------------------------------------
    (a)                  (b)             (c)            (d)            (e)
                                      of Total
                                     Options/SARs
Name and                              Granted to     Exercise or
Principal            Options/SARs    Employees in    Base Price     Expiration
Position              Granted (#)     Fiscal Year     ($/Share)        Date
--------------------------------------------------------------------------------
James E. Miller          -0-             .0%           .0000
President

Norman M. Dean           -0-             .0%           .0000
Chairman of the Board

Alan D. Gorden           -0-             .0%           .0000




--------------------------------------------------------------------------------
          AGGREGATED OPTION/SAR EXERCISES IN YEAR ENDED AUGUST 31, 1997
                   AND OPTION/SAR VALUE AS OF AUGUST 31, 1997
--------------------------------------------------------------------------------
   (a)                 (b)              (c)          (d)             (e)
                                                                    Value of
                                                  Number of       Unexercised
                                                 Unexercised     In-the-Money
                                                 Options/SARs    Options/SARs
                                                 at FY-End (#)   at FY-End ($)
                 Acquired on        Value        Exercisable/     Exercisable/
 Name            Exercise (#)     Realized($)   Unexercisable    Unexercisable
--------------------------------------------------------------------------------
James E. Miller      0               $0              0/0            $0/$0
Norman M. Dean       0               $0              0/0            $0/$0
Alan D. Gorden       0               $0              0/0            $0/$0


Compensation of Directors
-------------------------

     The Directors of the Company are entitled to receive fees of $500 per quarter for meeting attended, and reimbursement for travel expenses. During the fiscal year ended August 31, 1997, each Director received a total of $1,500 in director fees. These fees may be increased or decreased from time-to-time by a majority vote of the Board of Directors. Norman M. Dean is a part-time employee of the Company at a salary of $3,000 per month.

Termination of Employment and Change of Control Arrangement
-----------------------------------------------------------

     The Company has no compensation plan or arrangement with any of its current or former Officers or Directors which results or will result from the resignation, retirement, or any other termination of such individual of employment with the Company.

                                    AUDITORS

     It is anticipated that a representative of the Company's independent accountant. Anderson & Whitney, P.C., will be present at the Meeting to answer questions and make a statement if such representative so desires.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     This Proxy Statement incorporates by reference the financial statements, supplemental financial information and management's discussion and analysis of the financial condition and results of operations regarding the Company included in the Company's Annual Report on Form 10-KSB for the year ended August 31, 1997, and its Quarterly Reports on Form 10-QSB for the quarters ended November 30, 1997, February 28, 1998 and May 31, 1998.

     The statements contained in a document incorporated by reference in this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document which is also incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or verbal request of such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in the Proxy Statement (not including the exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference to the information that this Proxy Statement incorporates). Written requests should be addressed to:

                               Corporate Secretary
                         Miller Diversified Corporation
                            23360 Weld County Road 35
                                  P.O. Box 937
                             LaSalle, Colorado 80645

                                  OTHER MATTERS

     Management does not know of any other matters that will be presented at the Meeting other than matters incident to the conduct thereof. However, if any matters properly come before the Meeting or any adjounrnments, the holders of the proxies named in the accompanying form of proxy have discretionary authority to vote on such matters to the extent that the Company did not know that such matters would be presented at the Meeting a reasonable time prior to the date of this Proxy Statement.

                         Miller Diversified Corporation
                            23360 Weld County Road 35
                             LaSalle, Colorado 80645
            ---------------------------------------------------------
                THIS PROXY IS SOLICITED BT THE BOARD OF DIRECTORS
                        OF MILLER DIVERSIFIED CORPORATION
            ---------------------------------------------------------

     The undersigned having received the Notice of Special Meeting of Stockholders and Proxy Statement dated ___________, 1998, hereby appoints Norman Dean or his designee with full power of substitution and revocation to present the undersigned and to vote all the shares of the common stock of Miller Diversified Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of the Shareholders of the Company to be held on ____________, 1998 and any postponement or adjournment thereof.

     (1) PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF EXCHANGE TO ACQUIRE ALL OF THE OUTSTANDING COMMON STOCK OF MILLER FEED LOTS, INC.

     (2) IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

               FOR__________ AGAINST___________ ABSTAIN___________

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this Proxy will be voted for proposals 1 and 2.

     The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

     THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement furnished therewith.

     Dated________________

------------------------------
Number of Shares                             -----------------------------------
                                             Signature(s) of Shareholder(s)

                                             Signature(s)  should agree with the
                                             name(s)      appearing      hereon.
                                             Executors,          administrators,
                                             trustees,  guardians  and attorneys
                                             should   indicate   when   signing.
                                             Attorneys  should  submit powers of
                                             attorney.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MILLER DIVERSIFIED CORPORATION. PLEASE SIGN AND RETURN THIS PROXY TO MILLER DIVERSIFIED CORPORATION, 23360 WELD COUNTY ROAD 35, LASALLE, COLORADO 80645. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THIS MEETING.